                                                                    Exhibit 10.1

EMPIRE
RESORTS, INC.                                                204 STATE ROUTE 17B
                                                            MONTICELLO, NY 12701
                                                           PHONE: (845) 807-0001
                                                             FAX: (845) 807-0000

July 22.2005

Cayuga Nation of New York                         Cayuga Catskill Gaming
Post Office Box 250                               Authority
Hamburg, New York 14075-0250                      c/o Cayuga Nation of New York
                                                  Post Office Box 11
                                                  Versailles, New York 14168

     For several years now, the Cayuga Nation of New York,  the Cayuga  Catskill
Gaming  Authority and Empire Resorts,  Inc. have been working to obtain approval to develop  construct and operate a casino and related resort  facilities at the
Monticello  Raceway.  As you are aware,  Empire has also worked to develop other locations in the area, including,  more recently, the site of the former Concord
Hotel and Resort. While the approvals for the Raceway location have not included a hotel, we have agreed to partner in the construction of one or more hotels and other commercial  facilities in the area near the Raceway.  The Concord site has been approved for a hotel and is a suitable  location for a combined  Casino and
Resort on property that could be taken into trust for the Cayuga Nation.

     Working  together,  the Nation,  the Authority and Empire have been able to secure a two part  determination  concerning the suitability of the Raceway site from the BIA Regional Office.  However,  due to a change in policy,  we have not been able to obtain  the  further  central  office  approval  necessary  to move forward with the land to trust process. This final approval was obtained for the
Raceway site in  connection  with a proposal for a Mohawk  casino  several years ago, but the Mohawks have been pursuing a location that would include a hotel at the site of the former Kutcher's resort.  Like the Cayuga Nation,  the St. Regis
Mohawks Tribe has been able to achieve Regional Approval for the Kutcher's site, but have not received central office approval.

     Both you and the  Mohawks have been working on an alternative  strategy to secure  the  ability  to move  forward  on your  projects  through  land  claims settlements. Governor Pataki has been supportive of these efforts, but they have been  frustrated  by  opposition  in the  State  Legislature,  recent  decisions affecting the land claims by the U.S. Supreme Court and the 2nd Circuit Court of
Appeals and internal  governance  issues within the Cayuga  Nation.  Although we were hopeful that the BIA would assist in resolving these issues,  they have not indicated a willingness to take action that would enable us to move forward with the necessary  state and federal  legislation to accomplish our goals within the time frame of our existing agreements.

     The Governor's Office has indicated to us that they may not be able to move forward  with  legislation  in a special  session and that action on land claims settlements  may be delayed until next year.  They have also indicated that they would like to be able to move forward with concurrence on the original  approval for the Mohawk's at the  Raceway,  if the Mohawks are in a position to use this.
We understand  that the Governor is prepared to support the location of a casino and resort for the Cayuga  Catskill  Resort to include a hotel and to be located at the Concord site. Upon consideration of all these factors, we have determined that it is best to be  prepared  to  accommodate  the  changing  dynamics of the effort  to bring  Native  American  gaming to the  Catskills.  We  believe  that accommodating  a change  in the  location  of the  Cayuga  Catskill  Resort  and allowing  the  Governor to move  forward  with the existing BIA approval for the
Mohawks will be in the best long term interest of the Cayuga Nation because:  1)
it will allow the  Cayuga  Nation to use the time  resultingfrom  a delay in the approval  process to substitute a larger site including more land over which the
Nation can  exercise  governmental  authority,  2) it will  permit the Nation to locate a resort hotel on its own sovereign  land and retain 100%  ownership over it, and 3) it will help to align the  interests of all parties  working to bring gaming to the Catskills area by further  deepening the relationship  between the
Nation and the Mohawk Tribe as well as the  relationship  between the Nation and the Governor.

     The  purpose of this  letter is to signify  our  mutual  agreement  to move forward  on this  basis.  Should the  Governor  determine  not to provide  for a special session of the legislature  that would include  consideration  of a land claim  settlement for the Cayuga Nation and should he determine to concur in the existing  BIA  approval  for the  Mohawks,  we have  agreed to work  together to develop  a casino  resort  and hotel at the  Concord  site.  That  will  involve identification  of a  suitable  parcel to  accommodate  the  casino and hotel on property that we currently have an agreement to acquire. It will further involve the  termination  of our joint venture  arrangement  with the Nation  concerning hotels and commercial  facilities  around and near the Raceway.  For the Concord casino,  such  facilities  could be developed  solely by the Nation and would be
100% owned by the Nation. All existing  agreements between the Nation and Empire and its affiliates would be amended as appropriate to reflect that the parcel of land to be conveyed to the Nation at not more than fair market  value will be at the Concord site and the  definition of "Gaming  Facility"  referred to in those agreements  will be revised to conform to the new site.  Moreover,  all existing applications to the BIA and NIGC will be amended to reflect the  substitution of the new site. Appropriate changes in the dates of performance and termination of the  relevant  documents  will be made as  mutually  agreed  upon to reflect the realistic time frames under the current  circumstances  in which the appropriate approvals can be obtained.

     In signing this letter, I am acknowledging the agreement of Empire Resorts,
Inc. to these arrangements.  In addition, authorized representatives of Catskill and Monticello Raceway Management, Inc. have signed to indicate their agreement.

If the terms  described  above  properly  reflect your  understandings  with us, please sign in the respective  spaces  provided for the Nation and the Authority below.  Thank you for your continued  support of this project.  Our relationship with the Cayuga Nation is important to us and we appreciate your efforts to work with us and  help to  build  on the  work we have  done in the  past as  various challenges arise.

                                      Very truly yours,
                                      EMPIRE RESORTS, INC.

                                      By: /s/ David P. Hanlon
                                         ---------------------------------
                                      Name: David P. Hanlon
                                      Title: President & Chief Executive Officer

ACKNOWLEDGED AND AGREED:              MONTICELLO RACEWAY
CAYUGA NATION OF NEW YORK             MANAGEMENT CO.

                                      By: /s/ David P. Hanlon
By: /s/ Timothy W. Twoguns                --------------------------
   ---------------------------        Name:
Name:  Timothy W. Twoguns             Title:
Title: Provisions Council Member

By: /s/ Gary Wheeler
   ---------------------------
Name:  Gary Wheeler
Title: Provisonal Council Member

By: /s/ Michael Wheeler
   ---------------------------
Name:  Michael Wheeler
Title: Provisonal Council Member

CAYUGA CATSKILL
GAMING AUTHORITY

By: /s/ Timothy W. Twoguns
   ---------------------------
Name:  Timothy W. Twoguns
Title: Gaming Authority member